Exhibit 10.3

SUBLEASE FOR A SINGLE SUBLESSEE

To be used if the entire space (Premises) will be subleased by a single sublessee whether or not the space (Premises) is a single tenant building or is located in a multi‐tenant building.

If there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi‐tenant building, use the Sublease for Multiple Tenants.

1.	Basic Provisions (“Basic Provisions”).

1.1    Parties: This Sublease (“Sublease”), dated for reference purposes only March 26, 2021, is made by and between Weichert Workforce Mobility Inc., as successor in interest to The MI Group, Inc. (“Sublessor”) and AcelRX Pharmaceuticals, Inc. (“Sublessee”), (collectively the “Parties”, or individually a “Party”). Subject to the Master Lease (the lease) made as of August 3, 2011, by and between “Landlord” MEPT Mount Eden LLC, a Delaware limited liability company and “Tenant” The MI Group Inc., a New Jersey corporation and the respective Amendments thereto.

1.2    Premises: That certain real property, including all improvements therein, and commonly known as (street address, city, state, zip) 25821 Industrial Boulevard, Suite 400 Suites 350 & 400, Hayward, CA 94545 located in the County of Alameda, State of California and generally described as (describe briefly the nature of the property) An End Unit Office space approximating 13,322 square feet as part of a larger Mt. Eden Business Park Building and Business Park (“Premises”).

1.3    Term: 2 years and 3 months commencing April 1, 2021 (“Commencement Date”) and ending June 30, 2023 (“Expiration Date”).

1.4    Early Possession: If the Premises are available Sublessee may have non‐exclusive possession of the Premises commencing March 18, 2021 (“Early Possession Date”).

1.5    Base Rent: $17,318.60 per month (“Base Rent”), payable on the first day of each month commencing May 1, 2021.

This is the NNN base rent.

☐	If this box is checked there are provisions in this Sublease for the Base Rent to be adjusted.

1.6    Base Rent and Other Monies Paid Upon Execution:

(a)    Base Rent: $51,955.80 for the period May 1, 2021 to July 31, 2021.

(b)    Security Deposit: The security deposit will be an acceptable Irrevocable Letter of Credit, equivalent to $70,000.00 Seventy-Thousand Dollars the Wells Fargo Letter of Credit for $70,000.00 language to be approved by the Sublessor. This will be Exhibit D of this sublease agreement (“Security Deposit”).

(c)    Association Fees:              for the period:            .

(d)    Other: $23,979.60 for building NNN operating expenses for period of April 1, 2021 to July 31, 2021.

(e)    Total Due Upon Execution of this Lease: $75,935.40.

1.7    Agreed Use: The Premises shall be used and occupied only for general office, R&D and uses approved by The City of Hayward, Government Agencies and the Master Lessor and for no other purposes.

1.8    Real Estate Brokers.

(a)

Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Sublease with the following real estate brokers (“Broker(s)”) and/or their agents (“Agent(s)”):

Sublessor’s Brokerage Firm Kidder Mathews License No. is the broker of (check one): ☒ the Sublessor; or ☐ both the Sublessee and Sublessor (dual agent).

Sublessor’s Agent Dan Bergen License No. is (check one): ☒ the Sublessor’s Agent (salesperson or ☐ broker associate); or both the Sublessee’s Agent and the Sublessor’s Agent (dual agent).

Sublessee’s Brokerage Firm Savills License No. Is the broker of (check one): ☒ the Sublessee; or ☐ both the Sublessee and Sublessor (dual agent).

Sublessee’s Agent Marker Moser License No. is (check one): ☒ the Sublessee’s Agent (salesperson or broker associate); or ☐ both the Sublessee’s Agent and the Sublessor’s Agent (dual agent).

(b)

Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum                            of or                      % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.9	Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by (“Guarantor”).

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1.10	Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☒ an Addendum consisting of Paragraphs addenda 15 through27;

☐ a plot plan depicting the Premises;

☐ a Work Letter;

☒ a copy of the master lease and any and all amendments to such lease (collectively the “Master Lease”);

☒ other (specify): A-D.

2.	Premises.

2.1    Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2    Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non‐compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non‐compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non‐compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3    Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non‐compliance, rectify the same.

2.4    Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee’s decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5    Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor’s expense ☒ Sublessee’s expense.

3.	Possession.

3.1    Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non‐exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2    Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3    Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4.	Rent and Other Charges.

4.1    Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

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4.2    Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5.

Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6.	Master Lease.

6.1    Sublessor is the lessee of the Premises by virtue of the “Master Lease”, wherein MEPT Mount Eden LLC, A Delaware Limited Liability Company is the lessor, hereinafter the “Master Lessor”.

6.2    This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3    The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

6.4    During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:                             .

6.5    The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

6.6    Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

6.7    Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

6.8    Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7.	Assignment of Sublease and Default.

7.1    Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2    Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

7.3    Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4    No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

8.	Consent of Master Lessor.

8.1    In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting or the parties fully execute a separate written consent agreement.

8.2    In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3    In the event that Master Lessor does give such consent then:

(a)    Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)    The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c)    The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d)    In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e)    Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

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(f)    In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g)    Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4    The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5    Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6    In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9.	Additional Brokers Commissions.

9.1    Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2    If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

9.3    Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4    Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third‐party beneficiary of this paragraph 9.

10.         Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

11.        Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12.         No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

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13.	Accessibility; Americans with Disabilities Act.
(a)	The Premises:

☒ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction‐related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction‐related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction‐related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction‐related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b)

Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

14.         Furniture & Equipment. FF&E to be included with the Sublessee agreeing to buy this FF&E for $1.00 and thus assume the full responsibility for dealing with it through and after the sublease term and beyond. The current FFE Inventory to be left in the Space:

1.      Chairs = 56

2.      Cubicles: 52 spaces

3.      Conf tables = 2

4.      Conf Chairs = 30

5.      Kitchen Tables = 10

6.      Kitchen Chairs = 52

7.      Filing cabinets (not incl in cubes) = 36

8.      (2) refrigerators

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.              SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.         RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed At: On:		Executed At: On:

By Sublessor: Weichert Workforce Mobility Inc., as successor in interest to The MI Group, Inc.		By Sublessee: AcelRX Pharmaceuticals, Inc.

By:	/s/ David Bencivengo	By:	/s/ Raffi Asadorian
Name Printed	David Bencivengo	Name Printed	Raffi Asadorian
Title:	President	Title:	Chief Financial Office
Phone:		Phone:
Fax:		Fax:
Email:		Email:

By:	By:
Name Printed	Name Printed
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

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© 2019AIR CRE. All Rights Reserved SBS-9.04, Revised 10-22-2020		Last Edited: 3/10/2021 11:31 AM

Address: 16256 State Route 10 East, Morris Plains, NJ 07950 Federal ID No:		Address: Federal ID No:

BROKER Kidder Mathews		BROKER Savills

Attn: Dan Bergen Title:		Attn: Marker Moser Title:

Address:	4305 Hacienda Drive, Suite 180, Pleasanton, CA 94588	Address:	705 High Street, Palo Alto, CA 94301
Phone:	925.905.1114	Phone:	650.812.9804
Fax:		Fax:
Email:		Email:
Federal ID No.:		Federal ID No:
Broker DRE License #:		Broker DRE License #:
Agent DRE License #:		Agent DRE License #:

Consent to the above Sublease is hereby given.

Executed At: Executed On:	Executed At: Executed On:

By Master Lessor: MEPT Mount Eden LLC, A Delaware Limited Liability Company	By Guaranty:

By:	By:
Name Printed	Name Printed
Title:	Title:
Phone:	Address:
Fax:	Fax:
Email:	Email:

By:
Name Printed
Title:
Phone:
Fax:
Email:

Address:

Federal ID No:

AIR CRE * https://www.aircre.com * 213‐687‐8777 * contracts@aircre.com
NOTICE: No part of these works may be reproduced in any form without permission in writing.

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© 2019AIR CRE. All Rights Reserved SBS-9.04, Revised 10-22-2020		Last Edited: 3/10/2021 11:31 AM

ADDENDUM TO SUBLEASE FOR A SINGLE SUBLESSEE
DATED MARCH 26, 2021 BY AND BETWEEN WEICHERT WORKFORCE MOBILITY INC., AS

SUCCESSOR IN INTEREST TO THE MI GROUP, INC., A NEW JERSEY CORPORATION AS

“SUBLESSOR” AND ACELRX PHARMACEUTICALS, INC.,
A DELAWARE CORPORATION AS “SUBLESSEE” FOR THAT
CERTAIN REAL PROPERTY COMMONLY KNOWN AS
25821 INDUSTRIAL BOULEVARD, SUITES 350 & 400, HAYWARD, CA 94545.

This Addendum to Sublease for a Single Sublessee (this “Addendum”) is incorporated into and made a part of that certain Sublease for a Single Sublessee (the “Sublease” or, collectively with this Addendum, this “Sublease”), dated March 26, 2021, as described above. In the event of any conflict between the terms of the Sublease and the terms of this Addendum, the terms of this Addendum shall prevail.

15.

Furniture and Equipment. At the Sublease execution, Sublessee will purchase the FF&E owned by Sublessor for a purchase price of One and No/100 Dollar ($1.00). The FF&E available for purchase is itemized in Exhibit B attached hereto (the “FF&E Inventory”). The parties shall execute a Bill of Sale for the FF&E Inventory in substantially the form attached hereto as Exhibit C. Sublessor will convey the FF&E Inventory in its “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, without any express or implied warranty whatsoever. Following such purchase, Sublessee shall be responsible for removing the FF&E Inventory from the Premises on or prior to the end of the Term, and repair all damage caused by such removal. During the Term, Sublessee may, pursuant to the prior written consent of Sublessor, dispose of any FF&E which is no longer useful or in working condition as determined in Sublessee’s reasonable discretion, and Sublessee shall have no obligation to replace same.

16.

Delay in Commencement. The second sentence of Paragraph 3.2 of the Sublease is hereby deleted and replaced with the following: If, despite said efforts, Sublessor is unable to deliver possession of the Premises to Sublessee on or before the first date set forth in Paragraph 1.3, then all Rent under the Sublease shall abate until the Premises are actually delivered to Sublessee. If, despite Sublessor’s efforts, Sublessor is unable to deliver possession of the Premises to Sublessee within forty-five (45) days after the first date set forth in Paragraph 1.3, then Sublessee shall have the right, but not the obligation, to terminate this Sublease immediately upon giving notice to Sublessor of same. If this Sublease is terminated in accordance with the immediately preceding sentence, upon such termination, Sublessor shall immediately return all monies paid to or deposited with Sublessor, and following such return, the parties shall have no further obligations to one another under this Sublease.

17.

Letter of Credit. (a) Upon Sublease execution, Sublessee shall, deposit with Sublessor a clean, irrevocable and unconditional letter of credit payable at sight in commercially reasonable form as the Security Deposit, issued by Wells Fargo Bank, N.A. (or one of its affiliates) or another financial institution reasonably acceptable to Sublessor (“Bank”) in favor of Sublessor, in the amount set forth in Paragraph 1.6(b) of the Sublease, as security for the faithful performance and observance by Sublessee of the terms, conditions and provisions of this Sublease, and in substantially the form of Exhibit D attached hereto (“Letter of Credit”). The Letter of Credit shall have a term which expires no sooner than thirty (30) days after the scheduled expiration date of this Sublease.

(a)    If Sublessor applies or retains any part of the proceeds of the Letter of Credit, Sublessee shall, as additional rent, within ten (10) business days after demand from Sublessor, restore the Letter of Credit to its original amount and deliver it to Sublessor or its designee so that Sublessor or its designee shall have the full Letter of Credit on hand at all times during the Term of this Sublease. Sublessee’s failure to restore the Letter of Credit within ten (10) business days of when required herein shall constitute a breach of this Sublease. If no Event of Default by Sublessee exists hereunder following expiration of the Term and to the extent the Letter of Credit is then sufficient to satisfy the obligation, the balance of the Letter of Credit shall be returned to Sublessee within thirty (30) days after the expiration of the Term and vacation of the Premises by Sublessee in the condition required by this Sublease. Sublessor shall have the right to transfer the Letter of Credit to any successor to Sublessor’s interest in the Master Lease. Upon such transfer, Sublessee shall look solely to such transferee for return of the Letter of Credit; and Sublessor shall be relieved of any liability with respect to the Letter of Credit.

18.	Prepaid Rent. Notwithstanding anything to the contrary contained in the Sublease, Base Rent for the first (1st) month of the Term shall be fully abated.

19.

Condition of Premises. Modifying (to the extent of any inconsistency between Paragraph 2.2 of the Sublease and this Paragraph 19), Sublessor shall deliver the Premises professionally cleaned with all existing electrical, plumbing, fire sprinkler, lighting and HVAC systems in reasonably good working condition and repair. Sublessor shall warrant that the HVAC package units serving the Premises are in reasonably good working order for the initial one hundred and eighty (180) days of the Term.

20.

Restoration. In no event shall Sublessee be responsible for restoring the existing Premises Improvements or the removal of any of the existing “Tenant Improvements”, “Tenant Alterations”, or other improvements or cables existing in the Premises as of the Early Possession Date. Sublessor shall accept ordinary wear and tear upon delivery of the Premises to Sublessor by Sublessee upon the expiration of the Sublease.

21.

Use. Sublessor shall have the right to use the Premises in accordance with Section 2.10.1 of the Master Lease (as defined below). Subject to the consent of the Master Lessor as provided in the Sublease (the “Landlord Consent”), Sublessee shall also be permitted to use the Premises in accordance with Paragraph 1.7 of the Sublease.

22.	Master Lease. Modifying (to the extent of any inconsistency between Paragraph 6 of the Sublease and this Paragraph 22):

(a)

The terms, conditions, and respective obligations of Sublessor and Sublessee to each other under the Sublease and this Addendum shall be the terms and conditions of that certain Lease dated August 3, 2011 (“Original Master Lease”), by and between Master Lessor and Sublessor, as amended by that certain First Amendment to Lease dated May 24, 2016 (the “First Amendment”, together with the Original Master Lease, the “Master Lease”) by and between Master Lessor and Sublessor, except for (a) the following provisions of the Original Master Lease which are excluded hereby: the definitions of “Tenant’s Pro Rata Share”, “Commencement Date”, “Lease Term”, “Base Rent” and the corresponding table, “Prepaid Rent”, “Security Deposit” and “Brokers” set forth in Section 1; Sections 2.4, 2.5, 2.7, 2.8, 2.9, the first sentence of 3.2, 3.3, 8.5, and 9.14; all references to the “Initial Tenant Improvements”; Exhibit E; and Riders 2 and 3; (b) the following provisions of the First Amendment: Sections 1, 2(a), 5, 6, 8, 10 and 11, and Exhibit B; and (c) any of those provisions or terms of the Master Lease that are otherwise directly contradicted by the Sublease and this Addendum, in which event, the terms of the Sublease and this Addendum shall control over the Master Lease as between Sublessor and Sublessee. Therefore, except as provided below or elsewhere in the Sublease, for the purposes of the Sublease and this Addendum, wherever in the Master Lease the word “this Lease”, “Landlord”, “Tenant”, “Lease Term”, “Commencement Date”, “Expiration Date” “Security Deposit”, “Base Rent”, or “Rent” is used it shall be deemed to mean this Sublease, Sublessor (unless the context clearly requires that it refer only to Master Lessor), Sublessee, the Term, the Commencement Date hereunder, the Expiration Date hereunder, the Security Deposit hereunder consisting of the Letter of Credit, the Base Rent hereunder and Rent hereunder, except that references to “Landlord” in Sections 4.2, 6.3 and 9.15, Exhibits C and D of the Original Master Lease and Section 7 of the First Amendment shall be deemed to refer to Master Lessor only and references to “Tenant” in the Master Lease to “Designated Address for Tenant” shall be deemed to refer to Sublessor.

(i)

In all provisions of the Master Lease requiring the “Tenant” thereunder to submit, exhibit to, supply or provide Master Lessor with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Lessor and Sublessor.

(ii)	Sublessee shall have the same rights and obligations to install signage that Sublessor has as “Tenant” pursuant to Section 4.5 of the Master Lease.

(iii)

Modifying (to the extent of any inconsistency between such provisions and this Paragraph 22(a)(ii)) the provisions of Section 5.1 of the Master Lease, Sublessee shall not make any Subtenant Alterations without the prior written consent of both Master Lessor and Sublessor. Notwithstanding the immediately preceding sentence, Sublessor shall not withhold its consent to any Subtenant Alterations that are consented to by Master Lessor.

(iv)

All insurance policies to be carried by Sublessee shall name both Master Lessor and Sublessor as additional insureds. From and after the effective date of this Sublease, the waiver of subrogation contained in Section 6.4 of the Master Lease shall be deemed a waiver by and among Master Lessor, Sublessor and Sublessee, and Master Lessor’s consent to this Sublease shall be deemed its agreement to be bound by this tri-party waiver of subrogation.

(v)	Sublessee shall have all rights to the “Parking” as provided to the “Tenant” under the Master Lease.

(vi)

Modifying (to the extent of any inconsistency between Section 7 of the Master Lease and this Paragraph 22(a)(vi), subject to the Landlord Consent, Sublessee shall have all of the rights and obligations of the “Tenant” set forth in Section 7, except that (a) a “Successor” as defined in the Master Lease shall include any partnership, corporation or other entity that acquires all or substantially all of the assets or 50% or more of the voting stock (or other equity interests) of Sublessee; and (b) Sections 7.2 and 7.3 of the Master Lease shall be inapplicable to any assignment of this Sublease or subletting of the Premises by Sublessee to an Affiliate or Successor.

(vii)	In the event of any damage, destruction or taking by eminent domain, Sublessee shall have the same right(s) to terminate this Sublease as are provided to Sublessor with respect to the Master Lease.

(viii)

Modifying Section 9.6 of the Master Lease as incorporated into this Sublease between Sublessor and Sublessee by this Paragraph 22, the term “Landlord” shall be deemed to refer to Sublessor or Sublessee.

(ix)

Sublessee shall have the right to cause Sublessor to audit any Statement provided by Master Lessor, to the extent and at such times as Sublessor has the right to audit same in accordance with Section R1.8 of Rider 1 to the Master Lease.

(x)

Wherever the Master Lease requires that the consent of the Master Lessor be obtained, Master Lessor’s consent and Sublessor’s consent is required. Sublessor shall not unreasonably withhold, condition or delay any consent, nor withhold consent under any circumstances where Master Lessor has granted its consent.

(xi)

All provisions in the Master Lease obligating the Master Lessor to provide services to the Premises or to perform maintenance, repairs, replacements, rebuilding, or other obligation related to the ownership, maintenance, repair, or operation of the Building or Project shall remain the obligations of Master Lessor and not of Sublessor. Sublessor shall use best efforts to cause Master Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lessor fails to perform any obligation under the Master Lease following thirty (30) days after Sublessee’s notice to Sublessor of same, Sublessor shall, upon Sublessee’s written request, assign to Sublessee Sublessor’s right to file a legal action or commence arbitration or other alternative dispute resolution proceedings against Master Lessor. Sublessor shall reasonably cooperate with Sublessee in any such legal action, arbitration or other alternative dispute resolution proceedings.

(xii)

Wherever the Master Lease grants to Sublessor as the “Tenant” thereunder a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have one (1) fewer day to perform the obligation, including, without limitation, curing any defaults, unless Sublessor has only one (1) days to perform under the Master Lease.

(b)

Sublessee assumes and agrees to perform Sublessor’s obligations under the Master Lease, as “Tenant”, during the Term of the Sublease to the extent that these obligations are applicable to the Premises and not otherwise excluded or contradicted herein.

(c)

Neither Sublessor nor Sublessee will commit or knowingly suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor or Sublessee, as applicable, will indemnify, defend, and hold harmless the other party from any and all claims resulting from such indemnifying party’s breach of the Master Lease.

(d)

Sublessor represents and warrants to Sublessee that (i) the Master Lease is in full force and effect, (ii) attached as Exhibit A hereto is a full and complete copy of the Master Lease and all other agreements between Master Lessor and Sublessor relating to the leasing, use, and occupancy of the Premises, (iii) there is no default by Sublessor or Master Lessor under the Master Lease, nor any event which, with the passage of time or giving of notice, would constitute a default thereunder by either such party, and (iv) there are no “Tenant Alterations” or other improvements to the Premises which Sublessor is required to restore at the end of the term of the Master Lease. Sublessee recognizes that, notwithstanding anything to the contrary in this Sublease, Sublessor is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Master Lessor by the terms of the Master Lease. Sublessor agrees, however, to use commercially reasonable efforts to enforce Sublessor’s rights against Master Lessor under the Master Lease for the benefit of Sublessee, promptly following Sublessee’s written request therefor (and to promptly forward to Master Lessor any notices or requests for consent as Sublessee may reasonably request and shall use commercially reasonable efforts to pursue such request thereafter). Sublessor shall neither do nor permit anything to be done which would cause the Master Lease to be amended, terminated (except that Sublessor may terminate the Master Lease pursuant to the terms of Section 5.5 (Damage and Destruction) or Section 5.6 (Condemnation) of the Master Lease) or forfeited, without the prior consent of Sublessee (which shall not be unreasonably withheld, conditioned or delayed), and Sublessor shall indemnify and hold Sublessee harmless from and against all Claims (as defined in the Master Lease), by reason of any failure on the part of Sublessor to perform (i) any of the obligations of “Tenant” under the Master Lease which Sublessor is obligated to perform (other than those which Sublessee is obligated to perform pursuant to the terms of this Sublease) and (i) any breach of this Sublease by Sublessor, and such indemnity and hold harmless shall survive the expiration or sooner termination of this Sublease.

(e)	Paragraph 8.3(g) of the Sublease is hereby deleted in its entirety.

23.

Default. The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) Sublessee’s failure to pay Rent, where such failure shall continue for a period of three (3) days following written notice from Sublessor that the same is overdue, (b) the occurrence of a material default or breach of the Master Lease due to Sublessee’s acts or omissions, or (c) the occurrence of any of the events described in Section 8.1.1 of the Master Lease.

24.

Sublessee’s Right to Cure Sublessor Default. Upon a default of the Master Lease or this Sublease by Sublessor, Sublessee may, without waiving or releasing any obligation of Sublessor hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All reasonable sums so paid or incurred by Sublessee, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublessee on demand. In the event of Sublessor’s failure to pay Rent under the Master Lease by the date due, Sublessee shall have the right, on written notice, to provide such payment to Master Lessor, unless Sublessor can provide Sublessee reasonable assurances that it will not default under the Master Lease.

25.

Security System. Sublessor shall transfer the “Tenant’s Security System” for the Premises, including all key cards, passwords, and other means of access. Sublessee shall thereafter be solely obligated to maintain and operate such system during the Term; provided, however, Sublessee shall not be required to remove the same at the expiration or earlier termination of the Sublease.

26.

No Consequential Damages. Notwithstanding any provision of this Sublease to the contrary, in no event shall Sublessor or Sublessee be liable hereunder or under the Master Lease for any consequential, special or indirect damages or damages in the nature of lost profits; provided, however, that this waiver of consequential damages shall not apply with respect to liabilities of Sublessee relating to a holdover by Sublessee.

27.

Designated Address for Sublessee. The designated address for Sublessee for notices from and after the Commencement Date shall be the Premises, Attn: Stephen S. Jones Esq. SCRP – Executive Vice President, General Cousel & Compliance, Weichert Workforce Mobility Inc., 1625 State Route 10 East, Morris Plains, New Jersey 07950, direct phone :, toll free within USA: 1-800-648-3303, ext. , fax: 973-539-3614, email: .

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXHIBITS FOLLOW]

List of Exhibits and Schedules

Disclosure Regarding Real Estate Agency Relationship

EXHIBIT A – Master Lease

EXHIBIT B – Intentionally Deleted

EXHIBIT C – Form of Bill of Sale

EXHIBIT D – Form of Letter of Credit